Exhibit 99.1

Flux Power Announces Expanded Executive Role

VISTA, CA — November 15, 2022 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has expanded the role of Jeff Mason, Vice President of Operations, to include additional Company authority and delegation. In this role, Jeff will continue to strategically lead operations to ensure quality and efficiency in supply chain, logistics and manufacturing.

Mr. Mason served as the Director of Manufacturing of Flux Power from 2020 to 2021, and Vice President of Operations since December 2021. Prior to joining the Company, Mr. Mason was the plant manager at NEO Tech, and has also worked at Sumitomo Electric Interconnect Products, Inc., Radio Design Labs, Inc., and Motorola Inc. during his career.

In this expanded position, Jeff’s responsibilities will include: the execution of the company’s operations, logistics, and manufacturing to ensure efficient delivery of growing purchase orders, improving backlog and continued expansion of margins through improved sourcing and supply chain management, and continual process improvement.

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, deferral of shipments, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog: Flux Power Blog

News Flux Power News

Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us